EXHIBIT 10.3

AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement (this “Amendment”), dated September 20, 2005, is made and entered into by and among SeraCare Life Sciences, Inc., a California corporation (the “Corporation”) and Burdick Management, Inc. (“Consultant”).

WHEREAS, the Corporation and Consultant entered into that certain Consulting Agreement, dated August 19, 2004 (the “Consulting Agreement”).

WHEREAS, pursuant to the terms of the Consulting Agreement, Consultant has designated Jerry L. Burdick as the operative consultant under the Consulting Agreement.

WHEREAS, the parties desire to amend the Consulting Agreement to (i) extend its term by one year and (ii) increase the hourly consulting fee to be paid to Consultant from $50 per hour to $100 per hour.

NOW, THEREFORE, in consideration of the foregoing recitals, the parties hereto, intending to be legally bound, agree as follows:

1. Amendments to Consulting Agreement.

a. Section III of the Consulting Agreement is hereby amended by increasing the hourly rate to be paid by the Corporation to Consultant from $50 per hour to $100 per hour.

b. Sections I, IV.C.2 and XI.B are hereby amended by replacing the date “August 31, 2006” with the date “August 31, 2007” in each such section.

c. Except as amended by this Amendment, the provisions of the Consulting Agreement shall continue for all purposes without interruption and the Consulting Agreement shall remain in full force and effect.

2. Governing Law. The validity of this Amendment and the interpretation and performance of all of its terms shall be controlled by the substantive law of California, including California law concerning the interpretation and performance of contracts.

3. Counterparts. This Amendment may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed and delivered as of the date set forth above.

CORPORATION:		CONSULTANT:

SERACARE LIFE SCIENCES, INC.		BURDICK MANAGEMENT, INC.

By:	/s/ Michael Crowley, Jr.	By:	/s/ Jerry L. Burdick
	Michael Crowley, Jr. President and Chief Executive Officer		Jerry L. Burdick President